Exhibit 5.1

425 Market Street San Francisco California 94105-2482 Telephone: 415.268.7000 Facsimile: 415.268.7522 www.mofo.com	morrison & foerster llp austin, beijing, berlin, boston, brussels, denver, hong kong, london, los angeles, new york, palo alto, san diego, san francisco, shanghai, singapore, tokyo, washington, d.c.

April 15, 2022

Board of Directors
Augmedix, Inc.
111 Sutter Street, Suite 1300
San Francisco, California 94104

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Augmedix, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of its registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed issuance and sale by the Company of the following securities: (i) shares of common stock, par value $0.0001 per share (the “Common Stock”); (ii) shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”); (iii) debt securities (the “Debt Securities”); and (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants” and, together with the Common Stock, the Preferred Stock and the Debt Securities, the “Securities”), all of which may be offered and sold from time to time on a delayed or continuous basis in accordance with Rule 415 promulgated under the Securities Act, as set forth in the prospectus which forms a part of the Registration Statement, and as to be set forth in one or more supplements to the prospectus.

As counsel for the Company, we have examined the Registration Statement and originals or copies, certified or otherwise identified to our satisfaction, of such agreements, instruments, documents, certificates and records as we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the agreements, instruments, documents, certificates and records that we have reviewed; and (iv) the legal capacity of all natural persons. As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established or verified the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

For purposes of this opinion letter, we have assumed that: (i) the issuance, sale, amount and terms of any Securities to be offered from time to time under the Registration Statement will have been duly authorized and established by proper action (“Board Action”) of the Board of Directors of the Company or a duly authorized committee of such Board of Directors in accordance with the Company’s Certificate of Incorporation (as amended, the “Charter”) and bylaws and applicable provisions of Delaware corporate law, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the valid or binding nature of the obligations represented by the applicable Securities; (ii) at the time of offer, issuance and sale of any Securities, the Registration Statement, and any amendments thereto (including post-effective amendments), will have been declared effective under the Securities Act, and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) a prospectus supplement will have been filed with the Commission describing the Securities offered thereby; (iv) all Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (v) prior to the issuance of any Securities, a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vi) any Debt Securities will be issued under the form of indenture, to be between the Company and a bank, trust company, or other financial institution identified therein as trustee (the “Trustee”) filed as Exhibit 4.3 to the Registration Statement, as such indenture may be supplemented from time to time (the “Indenture”); (vii) any Warrants will be issued under one or more warrant agreements, each to be between the Company and a bank, trust company, or other financial institution identified therein as warrant agent in the form filed as Exhibit 4.6 to the Registration Statement, or in such other forms that will be filed as exhibits to the Registration Statement, as such agreements may be amended or supplemented from time to time (the “Warrant Agreements”); (viii) if being sold by the issuer thereof, the Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable Board Action authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and/or the applicable prospectus supplement; (ix) the Company will remain a Delaware corporation; (x) upon the issuance of any shares of Common Stock, including Common Stock which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Common Stock (“Common Securities”), the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter; (xi) upon the issuance of any Preferred Stock, including Preferred Stock which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Preferred Stock, the total number of shares of Preferred Stock issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Stock designated pursuant to the Charter, will not exceed the total number of shares of Preferred Stock or the number of shares of such class or series of Preferred Stock that the Company is then authorized to issue under the Charter; (xii) with respect to any Preferred Stock, a Certificate of Designation relating to the Preferred Stock to be issued by the Company will be adopted by the Board of Directors and the Certificate of Designation will be filed with and accepted for record by the Delaware Secretary of State prior to their issuance; (xiii) the terms of the Securities will conform in all material respects to the respective descriptions thereof in the prospectus which is part of the Registration Statement; (xiv) certificates, if required, representing the Securities will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned; (xv) the laws of the State of New York will be the governing law with respect to any Indenture and Warrant Agreement; and (xvi) any Securities convertible into or exercisable, exchangeable or redeemable for any other Securities will be duly converted, exercised, exchanged or redeemed in accordance with their terms.

To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that the Trustee under the Indenture and the other party under the Warrant Agreement for any Warrants, namely the warrant agent, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee will be duly qualified to engage in the activities contemplated by such Indenture and such other party will be duly qualified to engage in the activities contemplated by such Warrant Agreement; that such Indenture and Warrant Agreement, as applicable, will have been duly authorized, executed and delivered by the other party and will constitute the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party will be in compliance with respect to performance of its obligations under the Indenture or Warrant Agreement, as applicable, with all applicable laws and regulations; that such other party will have the requisite organizational and legal power and authority to perform its obligations under the Indenture or Warrant Agreement, as applicable; and that a Statement of Eligibility of the Trustee on Form T-1 has been properly filed with the Commission.

Based upon, subject to and limited by the foregoing, we are of the opinion that:

1.	After the Board of Directors of the Company has taken appropriate Board Action, the Common Stock will be duly authorized and, when and if issued and delivered in accordance with the Registration Statement and the applicable Board Action and consideration therefor has been received by the Company, the Common Stock will be validly issued, fully paid and nonassessable.

2.	After the Board of Directors of the Company has taken appropriate Board Action, the Preferred Stock will be duly authorized and, when and if issued and delivered in accordance with the Registration Statement and the applicable Board Action and consideration therefor has been received by the Company, the Preferred Stock will be validly issued, fully paid and nonassessable.

3.	After the Board of Directors of the Company has taken appropriate Board Action and upon the due execution and delivery of an Indenture on behalf of the Company and the Trustee, the Debt Securities will be duly authorized and, upon (a) due authentication by the Trustee, (b) the issuance and delivery of the Debt Securities in accordance with the Registration Statement and the applicable Board Action, and (c) receipt of the consideration therefor by the Company, the Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

4.	After the Board of Directors of the Company has taken appropriate Board Action and upon the due execution and delivery of the Warrants and the Warrant Agreements, the Warrants will be duly authorized and, when and if issued and delivered in accordance with the Registration Statement and the applicable Board Action and consideration therefor has been received by the Company, the Warrants will be validly issued and will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

Our opinion that any document is legal, valid and binding is qualified as to:

(a)	limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

(b)	rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and

(c)	general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

This opinion letter is based as to matters of law solely on (i) the Delaware General Corporation Law, as amended, and (ii) applicable provisions of the laws of the State of New York (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of New York).  We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.  As used herein, the term “Delaware General Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

This opinion letter has been prepared for your use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement with the Commission and to reference to us under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Sincerely,

/s/ Morrison & Foerster LLP

Morrison & Foerster LLP

3